Exhibit 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: February 22, 2011	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Fourth Quarter and Annual Financial Results

Overview

•

For the fourth quarter 2010, EE reported net income of $7.5 million, or $0.18 and $0.17 basic and diluted earnings per share, respectively. In the fourth quarter of 2009, EE reported net income of $8.0 million, or $0.18 basic and diluted earnings per share.

•

For the twelve months ended December 31, 2010, EE reported net income of $100.6 million, or $2.32 and $2.31 basic and diluted earnings per share, respectively. Income before extraordinary item for the twelve month period was $90.3 million, or $2.08 and $2.07 basic and diluted earnings per share, respectively. Net income for the twelve months ended December 31, 2009 was $66.9 million, or $1.50 basic and diluted earnings per share.

“We had a solid year in 2010 as basic earnings per share before the extraordinary gain increased 39% over 2009. Improved economic conditions and favorable weather both contributed to the Company’s significant revenue growth. We also benefited from rate increases in both of our operating jurisdictions reflecting the capital investments necessary to meet customer growth” said David W. Stevens, Chief Executive Officer.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

Earnings Summary

The table and explanations below present the major factors affecting 2010 income before extraordinary item relative to 2009.

	Quarter Ended			Twelve Months Ended
	Pre-Tax Effect	After-Tax Income	Basic EPS	Pre-Tax Effect	After-Tax Income	Basic EPS
December 31, 2009		$7,961	$0.18		$66,933	$1.50
Changes in:
Retail non-fuel base revenue	$5,243	3,303	0.08	$53,009	33,395	0.77
AFUDC and capitalized interest	2,985	2,339	0.06	3,691	2,882	0.07
Palo Verde O&M	3,454	2,175	0.05	4,371	2,753	0.06
Administrative and general expense	511	322	0.01	(5,559)	(3,502)	(0.08)
Interest and investment income	(2,018)	(1,674)	(0.04)	1,502	1,302	0.03
Off-system sales margin	(2,330)	(1,469)	(0.04)	(5,116)	(3,224)	(0.08)
Taxes other than income taxes	(2,077)	(1,308)	(0.03)	(4,491)	(2,830)	(0.07)
Depreciation and amortization	(1,510)	(951)	(0.02)	(6,065)	(3,821)	(0.09)
Customer accounts and service	(1,256)	(792)	(0.02)	(3,881)	(2,445)	(0.06)
Deregulated Palo Verde Unit 3 revenues	(1,131)	(713)	(0.02)	1,960	1,235	0.03
Elimination of Medicare Part D tax benefit	—	—	—	—	(4,787)	(0.11)
Other		(1,727)	(0.04)		2,426	0.05

December 31, 2010		$7,466	0.17		$90,317	2.02

Change in weighted average number of shares			0.01			0.06

December 31, 2010			$0.18			$2.08

Fourth Quarter 2010

Income for the quarter ended December 31, 2010 when compared to the same period last year was positively affected by:

•

Higher retail non-fuel base revenues in 2010 primarily due to new non-fuel base rates in New Mexico and Texas, and a 2.0% increase in kWh sales to retail customers partially as a result of 1.6% growth in customers served.

•	Increased AFUDC and capitalized interest in 2010 due to higher balances of construction work in progress subject to AFUDC.

•	Decreased Palo Verde operations and maintenance expense primarily due to decreased maintenance costs and reduced administrative and general expense.

Income for the quarter ended December 31, 2010 when compared to the same period last year was negatively affected by:

•	Decreased investment and interest income primarily due to realized gains on sales of investments in our Palo Verde decommissioning trust funds in 2009 with no comparable activity in 2010.

•	Decreased off-system sales margins due to increased sharing of off-system sales margins with customers.

•	Increased taxes other than income taxes due to revenue-related taxes and increased property taxes.

•	Increased depreciation and amortization expense due to increased depreciable plant balances and increased depreciation rates.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

•	Increased customer accounts and service expense primarily due to the transition to our new customer billing system and increased uncollectible customer accounts.

•

Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to decreased generation at Palo Verde Unit 3 in 2010. In 2010, Unit 3 had a scheduled refueling and maintenance outage from October 2 through November 10 while Unit 3 operated throughout the fourth quarter of 2009.

Full Year 2010

Income before extraordinary item for the twelve months ended December 31, 2010 when compared to the same period last year was positively affected by:

•

Higher retail non-fuel base revenues in 2010 primarily due to new non-fuel base rates in New Mexico and Texas, a 4.4% increase in kWh sales to retail customers as a result of colder winter weather during the first quarter, and a 1.7% growth in customers served.

•	Increased AFUDC and capitalized interest in 2010 due to higher balances of construction work in progress subject to AFUDC.

•	Decreased Palo Verde operations and maintenance expense primarily due to decreased maintenance costs at Units 2 and 3 as the result of reduced costs for scheduled refueling outages.

•

Increased interest and investment income primarily due to $2.2 million impairment and net realized losses on investments in our Palo Verde decommissioning trusts in 2009 compared to $0.1 million impairment and net realized losses in 2010.

•	Increased revenues from retail sales of deregulated Palo Verde Unit 3 power due to increased generation at Palo Verde Unit 3 in 2010 and higher proxy market prices in 2010.

Income before extraordinary item for the twelve months ended December 31, 2010 when compared to the same period last year was negatively affected by:

•	A one-time increase in tax expense to recognize a change in tax law enacted in the Patient Protection and Affordable Care Act to eliminate the tax benefit related to the Medicare Part D subsidies.

•	Increased depreciation and amortization expense due to increased depreciable plant balances and increased depreciation rates.

•	Increased administrative and general expense primarily due to increased pension and benefits costs as a result of changes in actuarial assumptions used to calculate expenses for our pension plans.

•	Decreased off-system sales margins primarily due to increased sharing of off-system sales margins with customers effective July 1, 2010.

•	Increased taxes other than income taxes due to revenue-related taxes and increased property taxes.

•	Increased customer accounts and service expense primarily due to the transition to our new customer billing system and increased uncollectible customer accounts.

Extraordinary Gain

As a regulated electric utility, we prepare our financial statements in accordance with the FASB guidance for regulated operations. FASB guidance for regulated operations requires us to show certain items as assets or liabilities on our balance sheet when the regulator provides assurance that these items will be charged to and collected from our customers or refunded to our customers. In the July 2010 final order for Public Utility Commission of Texas (PUCT) Docket 37690, we were allowed to include the previously-expensed loss on reacquired debt associated with the refinancing of first mortgage bonds in 2005 in our calculation of the weighted cost of debt to be recovered from our customers. In order to establish this regulatory asset, we recorded an extraordinary gain of $10.3 million, net of income tax expense of $5.8 million, in our 2010 income statements. This new regulatory asset will be amortized over the life of our 6% Senior Notes due in 2035. The

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

extraordinary item of $10.3 million, net of tax, added $0.24 to the basic and diluted earnings per share in the twelve months ended December 31, 2010.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues increased by $5.2 million, pre-tax, or 4.7% in the fourth quarter of 2010 compared to the same period in 2009 primarily due to (i) a $4.5 million increase in revenues from residential customers due to a 5.0% increase in kWh sales reflecting 1.7% growth in the average number of customers served and new non-fuel base rates in New Mexico and Texas; (ii) a $1.4 million increase in revenues from sales to public authorities due to new non-fuel base rates and a 1.9% increase in kWh sales; and (iii) increased retail non-fuel base revenues received from large commercial and industrial customers of $1.0 million attributable to the implementation of higher rates in new contracts and tariffs with several large customers whose contracts had expired. These increases were partially offset by a $1.7 million decrease in revenues from small commercial and industrial customers due to new seasonal non-fuel base rates in New Mexico and Texas which are lower in the winter months for certain of these customers. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 11 of the Release.

For the twelve months ended December 31, 2010, retail non-fuel base revenues increased by $53.0 million, pre-tax, or 11.0% compared to the same period in 2009. The increase was primarily due to new non-fuel base rates in New Mexico and Texas and a 4.4% increase in retail kWh sales driven by good local economic conditions. KWh sales to residential customers increased 6.2% reflecting a 1.8% growth in the average number of customers served and colder winter weather in the first quarter of 2010. During the twelve months ended December 31, 2010, heating degree days were 6% above the same period in 2009 and at the 10-year average. KWh sales to small commercial and industrial customers increased 2.0% reflecting a 1.4% increase in the average number of small commercial and industrial customers served. Retail non-fuel base revenues also increased due to a 26% increase in non-fuel base revenues from large commercial and industrial attributable to increased kWh sales to large commercial and industrial customers of 6.2% and the implementation of higher rates in new contracts and tariffs with several large customers whose contracts had expired. KWh sales to public authorities increased 4.0% largely due to increased sales to military bases. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 13 of the Release.

Off-system Sales

We make off-system sales in the wholesale power markets when competitively priced excess power is available from our generating plants and purchased power contracts. The Company shared 25% of off-system sales margins with customers and retained 75% of off-system sales margins through June 30, 2010 pursuant to rate agreements in prior years. Effective July 1, 2010, we share 90% of off-system sales margins with customers and retain 10% of off-system sales margins. As a result, retained margins from off-system sales decreased approximately $2.3 million and $5.1 million, respectively, for the quarter and twelve months ended December 31, 2010 compared to the corresponding periods in 2009. The table below shows off-system sales in MWh and the pre-tax margins realized and retained by us from sales during the quarter and twelve months ended December 31, 2010 and 2009:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
MWh sales	658,966	587,862	2,822,732	2,995,984
Total margins (in thousands)	$2,809	$3,499	$11,801	$14,399
Retained margins (in thousands)	$295	$2,625	$5,687	$10,803

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

The table below shows on a per MWh basis, pre-tax revenues, costs and margins from off-system sales for 2010 and 2009.

Quarter Ended	Average Revenue Per MWh	Average Cost of Energy Per MWh	Pre-Sharing Average Margin Per MWh
March 31, 2009	$36.49	$30.13	$6.36
June 30, 2009	$35.43	$33.63	$1.80
September 30, 2009	$39.61	$35.37	$4.24
December 31, 2009	$45.31	$39.36	$5.95

March 31, 2010	$45.65	$38.76	$6.89
June 30, 2010	$34.63	$32.57	$2.06
September 30, 2010	$35.08	$32.47	$2.61
December 31, 2010	$31.39	$27.13	$4.26

Capital and Liquidity

We continue to maintain a strong capital structure to ensure access to capital markets at reasonable rates. At December 31, 2010, common stock equity represented 48.7% of our capitalization (common stock equity, long-term debt and the current portion of long-term debt, and financing obligations). At December 31, 2010, we had a balance of $79.2 million in cash and cash equivalents, most of which was in funds invested in United States Treasury securities. We believe that we will have adequate liquidity through our current cash balances, cash from operations, and our revolving credit facility to meet all of our anticipated cash requirements through 2011 based on current projections.

Cash flows from operations for the twelve months ended December 31, 2010 were $239.4 million compared to $269.1 million in the corresponding period in 2009. The primary factor affecting the decreased cash flow was reduced collection of deferred fuel revenues in 2010. The difference between fuel revenues collected and fuel expense incurred is deferred to be either refunded (over-recoveries) or surcharged (under-recoveries) to customers in the future. During the twelve months ended December 31, 2010, the Company had an over-recovery of deferred fuel revenues, net of refunds, of $1.0 million as compared to an over-recovery and net surcharge of $64.9 million during the twelve months ended December 31, 2009. At December 31, 2010, we had a net fuel over-recovery balance of $19.0 million, including $14.2 million in Texas and $4.8 million in New Mexico.

During the twelve months ended December 31, 2010, our primary capital requirements were for the construction and purchase of electric utility plant, purchases of nuclear fuel, and the repurchase of common stock. Capital requirements for new electric plant were $170.0 million for the twelve months ended December 31, 2010 compared to $210.0 million for the twelve months ended December 31, 2009.

On February 19, 2010, the Board of Directors authorized repurchases of up to 2 million additional shares of the Company’s outstanding common stock (2010 Authorization). During the twelve months ended December 31, 2010, we repurchased 1,524,711 shares of common stock in the open market at an aggregate cost of $33.7 million under both a previously authorized program and under the 2010 Authorization. During the fourth quarter of 2010, we repurchased 133,662 shares of common stock in the open market at an aggregate cost of $3.5 million. As of December 31, 2010, 676,271 shares remain available for repurchase under the 2010 Authorization. The Company currently expects to continue to repurchase shares in the open market from time to time.

On August 17, 2010, Rio Grande Resources Trust (RGRT) completed the sale of $110 million aggregate principal amount of senior notes. EE guarantees RGRT’s payment of principal and interest on the senior notes.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

RGRT is the trust through which we finance our portion of nuclear fuel for Palo Verde and is consolidated in the Company’s financial statements. The proceeds from the sale of the senior notes were used by RGRT to repay amounts borrowed under the then existing revolving credit facility and enable future nuclear fuel financing requirements of RGRT to be met with a combination of the senior notes and amounts borrowed under the revolving credit facility.

On September 23, 2010, we, along with RGRT, entered into a new credit agreement for a $200 million revolving credit facility. The revolving credit facility has a term of four years, and EE may request that the facility be increased up to $300 million during the term of the facility subject to the lenders agreement. The terms of the agreement provide that amounts we borrow under the facility may be used for working capital and general corporate purposes. Any amounts borrowed by RGRT may be used to finance the acquisition and processing of nuclear fuel. This revolving credit facility replaces the $200 million revolving credit facility that was due to expire on April 11, 2011. The total amount borrowed for nuclear fuel by RGRT was $114.7 million at December 31, 2010 of which $4.7 million had been borrowed under this new revolving credit facility and $110 million was borrowed through the senior notes discussed above. Borrowings by RGRT for nuclear fuel were $107.0 million as of December 31, 2009, including accrued interest and fees, all of which was borrowed under the revolving credit facility then in effect. Interest costs on borrowings to finance nuclear fuel are accumulated by RGRT and charged to EE as fuel is consumed and recovered through fuel recovery charges. No borrowings were outstanding at December 31, 2010 for working capital or general corporate purposes.

The combination of the issuance of senior notes by RGRT and the refinancing of the revolving credit facility provided additional liquidity to the Company. We expect to have sufficient liquidity to finance construction expenditures and other capital requirements through 2011. In addition, we may seek to issue debt in the capital markets to finance capital requirements.

2011 Earnings Guidance

We are providing earnings guidance for 2011 within a range of $2.00 to $2.40 per basic share.

Conference Call

A conference call to discuss fourth quarter and annual 2010 earnings is scheduled for 10:30 a.m. Eastern Time, February 22, 2011. The dial-in number is 866-253-5757 with a conference ID of 1507248. The conference leader will be Steven P. Busser, Vice President – Treasurer of EE. A replay will run through March 8, 2011 with a dial-in number of 866-837-8032 and a conference ID of 1507248. The conference call and presentation slides will be webcast live on EE’s website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) recovery of capital investments and operating costs through rates in Texas and New Mexico; (iii) uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the size of our construction program and our ability to complete construction on budget and on time; (vi) costs at Palo Verde; (vii) deregulation and competition in the electric utility industry; (viii) possible increased costs of compliance with environmental or other laws, regulations and policies; (ix) possible income tax and interest payments as a result of audit adjustments proposed

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

by the IRS; (x) uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets; and (xi) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Quarter Ended December 31, 2010 and 2009

(In thousands except for per share data)

(Unaudited)

	2010	2009	Variance
Operating revenues, net of energy expenses:
Base revenues	$117,389	$112,125	$5,264	(a)
Off-system sales margins, net of sharing	295	2,625	(2,330)
Deregulated Palo Verde Unit 3 proxy market pricing	2,863	3,994	(1,131)
Other	5,819	5,527	292

Operating Revenues Net of Energy Expenses	126,366	124,271	2,095

Other Operating Expenses:
Other operations and maintenance	47,457	44,298	3,159
Palo Verde operations and maintenance	30,798	34,252	(3,454)
Taxes other than income taxes	13,452	11,375	2,077
Other income (deductions)	1,065	3,477	(2,412)

Earnings Before Interest, Taxes, Depreciation and Amortization	35,724	37,823	(2,099	) (b)

Depreciation and amortization	20,875	19,365	1,510
Interest on long-term debt	13,448	12,198	1,250
AFUDC and capitalized interest	6,396	3,411	2,985
Other interest expense	141	77	64

Income Before Income Taxes	7,656	9,594	(1,938)

Income tax expense	190	1,633	(1,443)

Net Income	$7,466	$7,961	$(495)

Basic Earnings per Share	$0.18	$0.18	$—

Diluted Earnings per Share	$0.17	$0.18	$(0.01)

Weighted average number of shares outstanding	42,415	43,977	(1,562)

Weighted average number of shares and dilutive potential shares outstanding	42,669	44,168	(1,499)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $16.0 million and $16.0 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Twelve Months Ended December 31, 2010 and 2009

(In thousands except for per share data)

(Unaudited)

	2010	2009	Variance
Operating revenues, net of energy expenses:
Base revenues	$538,252	$485,337	$52,915 (a)
Off-system sales margins, net of sharing	5,687	10,803	(5,116)
Deregulated Palo Verde Unit 3 proxy market pricing	16,103	14,143	1,960
Other	25,464	23,273	2,191

Operating Revenues Net of Energy Expenses	585,506	533,556	51,950

Other Operating Expenses:
Other operations and maintenance	180,522	170,554	9,968
Palo Verde operations and maintenance	100,522	104,893	(4,371)
Taxes other than income taxes	54,489	49,998	4,491
Other income (deductions)	3,477	1,437	2,040

Earnings Before Interest, Taxes, Depreciation and Amortization	253,450	209,548	43,902 (b)

Depreciation and amortization	81,011	74,946	6,065
Interest on long-term debt	50,826	50,512	314
AFUDC and capitalized interest	19,974	16,283	3,691
Other interest expense	254	396	(142)

Income Before Income Taxes and Extraordinary Item	141,333	99,977	41,356

Income tax expense (c)	51,016	33,044	17,972

Income Before Extraordinary Item	90,317	66,933	23,384

Extraordinary gain related to Texas regulatory assets, net of income tax expense of $5,769	10,286	—	10,286

Net Income	$100,603	$66,933	$33,670

Basic Earnings per Share:
Income before extraordinary item	$2.08	$1.50	$0.58
Extraordinary gain related to Texas regulatory assets, net of tax	0.24	—	0.24

Net Income	$2.32	$1.50	$0.82

Diluted Earnings per Share:
Income before extraordinary item	$2.07	$1.50	$0.57
Extraordinary gain related to Texas regulatory assets, net of tax	0.24	—	0.24

Net Income	$2.31	$1.50	$0.81

Weighted average number of shares outstanding	43,130	44,524	(1,394)

Weighted average number of shares and dilutive potential shares outstanding	43,294	44,595	(1,301)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $71.9 million and $69.0 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.
(c)	Income tax expense for the twelve months ended December 31, 2010 includes a charge of $4,787 related to the Patient Protection and Affordable Care Act which required the elimination of the tax benefit associated with the Medicare Part D subsidies beginning in 2013.

El Paso Electric Company and Subsidiary

Cash Flow Summary

Twelve Months Ended December 31, 2010 and 2009

(In thousands and Unaudited)

	2010	2009
Cash flows from operating activities:
Net income	$100,603	$66,933
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	81,011	74,946
Extraordinary gain on Texas regulatory assets, net of tax	(10,286)	—
Deferred income taxes, net	27,456	40,846
Other	36,359	28,588
Change in working capital items:
Net recovery (deferral) of fuel revenues	958	64,875
Other	3,249	(7,078)

Net cash provided by operating activities	239,350	269,110

Cash flows from investing activities:
Cash additions to utility property, plant and equipment	(169,966)	(209,974)
Cash additions to nuclear fuel	(34,277)	(34,904)
Decommissioning trust funds	(11,536)	(10,183)
Other	(8,872)	(5,277)

Net cash used for investing activities	(224,651)	(260,338)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,379	3,768
Repurchase of common stock	(33,726)	(24,105)
Financing obligations	(102,293)	13,345
Proceeds from issuance of long-term private placement notes	110,000	—
Other	(2,665)	(1,632)

Net cash used for financing activities	(27,305)	(8,624)

Net increase (decrease) in cash and cash equivalents	(12,606)	148

Cash and cash equivalents at beginning of period	91,790	91,642

Cash and cash equivalents at end of period	$79,184	$91,790

El Paso Electric Company and Subsidiary

Quarter Ended December 31, 2010 and 2009

Sales and Revenues Statistics

			Increase (Decrease)
	2010	2009	Amount	Percentage
MWh sales:
Retail:
Residential	550,164	523,735	26,429	5.0%
Commercial and industrial, small	533,313	525,113	8,200	1.6%
Commercial and industrial, large	260,860	267,853	(6,993)	(2.6%)
Sales to public authorities	362,167	355,584	6,583	1.9%

Total retail sales	1,706,504	1,672,285	34,219	2.0%

Wholesale:
Sales for resale	10,103	9,758	345	3.5%
Off-system sales	658,966	587,862	71,104	12.1%

Total wholesale sales	669,069	597,620	71,449	12.0%

Total MWh sales	2,375,573	2,269,905	105,668	4.7%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$47,216	$42,701	$4,515	10.6%
Commercial and industrial, small	40,096	41,759	(1,663)	(4.0%)
Commercial and industrial, large	9,897	8,878	1,019	11.5%
Sales to public authorities	19,757	18,385	1,372	7.5%

Total retail non-fuel base revenues	116,966	111,723	5,243	4.7%
Wholesale:
Sales for resale	423	402	21	5.2%

Total non-fuel base revenues	117,389	112,125	5,264	4.7%

Fuel revenues:
Recovered from customers during the period (a)	34,707	38,800	(4,093)	(10.5%)
Under (over) collection of fuel	(13,613)	(6,929)	(6,684)	96.5%
New Mexico fuel in base rates	15,982	16,051	(69)	(0.4%)

Total fuel revenues	37,076	47,922	(10,846)	(22.6%)

Off-system sales	20,683	26,634	(5,951)	(22.3%)
Other	6,196	6,332	(136)	(2.1%)

Total operating revenues	$181,344	$193,013	$(11,669)	(6.0%)

Off-system sales (in thousands):
Gross margins	$2,809	$3,499	$(690)	(19.7%)
Retained margins	295	2,625	(2,330)	(88.8%)

Average number of retail customers:
Residential	333,844	328,106	5,738	1.7%
Commercial and industrial, small	36,704	36,323	381	1.0%
Commercial and industrial, large	49	48	1	2.1%
Sales to public authorities	4,720	4,953	(233)	(4.7%)

Total	375,317	369,430	5,887	1.6%

Number of retail customers (end of period):
Residential	334,729	328,553	6,176	1.9%
Commercial and industrial, small	37,202	36,306	896	2.5%
Commercial and industrial, large	50	48	2	4.2%
Sales to public authorities	4,841	4,964	(123)	(2.5%)

Total	376,822	369,871	6,951	1.9%

Weather statistics:			10 Yr Average
Heating degree days	795	1,030	974
Cooling degree days	131	117	109

(a)	Excludes $11.5 and $16.8 million of refunds in 2010 and 2009, respectively, related to prior periods Texas deferred fuel revenues.

El Paso Electric Company

Quarter Ended December 31, 2010 and 2009

Generation and Purchased Power Statistics

			Increase (Decrease)
	2010	2009	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	1,177,149	1,022,704	154,445	15.1%
Four Corners	188,904	190,147	(1,243)	(0.7%)
Gas plants	613,654	589,300	24,354	4.1%

Total generation	1,979,707	1,802,151	177,556	9.9%
Purchased power	496,248	577,054	(80,806)	(14.0%)

Total available energy	2,475,955	2,379,205	96,750	4.1%
Line losses and Company use	100,382	109,300	(8,918)	(8.2%)

Total	2,375,573	2,269,905	105,668	4.7%

Palo Verde capacity factor	85.8%	74.0%	11.8%
Four Corners capacity factor	83.3%	87.0%	(3.7%)

El Paso Electric Company and Subsidiary

Twelve Months Ended December 31, 2010 and 2009

Sales and Revenues Statistics

			Increase (Decrease)
	2010	2009	Amount	Percentage
MWh sales:
Retail:
Residential	2,508,834	2,361,650	147,184	6.2%
Commercial and industrial, small	2,295,537	2,251,399	44,138	2.0%
Commercial and industrial, large	1,087,413	1,024,186	63,227	6.2%
Sales to public authorities	1,542,389	1,482,448	59,941	4.0%

Total retail sales	7,434,173	7,119,683	314,490	4.4%

Wholesale:
Sales for resale	53,637	56,931	(3,294)	(5.8%)
Off-system sales	2,822,732	2,995,984	(173,252)	(5.8%)

Total wholesale sales	2,876,369	3,052,915	(176,546)	(5.8%)

Total MWh sales	10,310,542	10,172,598	137,944	1.4%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$217,615	$195,798	$21,817	11.1%
Commercial and industrial, small	188,390	175,328	13,062	7.5%
Commercial and industrial, large	43,844	34,804	9,040	26.0%
Sales to public authorities	86,460	77,370	9,090	11.7%

Total retail base revenues	536,309	483,300	53,009	11.0%
Wholesale:
Sales for resale	1,943	2,037	(94)	(4.6%)

Total base revenues	538,252	485,337	52,915	10.9%

Fuel revenues:
Recovered from customers during the period (a)	170,588	196,081	(25,493)	(13.0%)
Under/(over) collection of fuel	(35,408)	(66,608)	31,200	(46.8%)
New Mexico fuel in base revenues	71,876	69,026	2,850	4.1%

Total fuel revenues	207,056	198,499	8,557	4.3%

Off-system sales	105,317	116,064	(10,747)	(9.3%)
Other	26,626	28,096	(1,470)	(5.2%)

Total operating revenues	$877,251	$827,996	$49,255	5.9%

Off-system sales (in thousands):
Gross margins	$11,801	$14,399	$(2,598)	(18.0%)
Retained margins	5,687	10,803	(5,116)	(47.4%)

Average number of retail customers:
Residential	331,869	326,002	5,867	1.8%
Commercial and industrial, small	36,536	36,040	496	1.4%
Commercial and industrial, large	49	49	—	—
Sales to public authorities	4,701	4,940	(239)	(4.8%)

Total	373,155	367,031	6,124	1.7%

Number of retail customers (end of period):
Residential	334,729	328,553	6,176	1.9%
Commercial and industrial, small	37,202	36,306	896	2.5%
Commercial and industrial, large	50	48	2	4.2%
Sales to public authorities	4,841	4,964	(123)	(2.5%)

Total	376,822	369,871	6,951	1.9%

Weather statistics			10 Yr Average
Heating degree days	2,273	2,144	2,280
Cooling degree days	2,738	2,768	2,562

(a)	Excludes $34.8 million of refunds in 2010 and refunds net of surcharges of $0.5 million in 2009 related to prior periods Texas deferred fuel revenues.

El Paso Electric Company and Subsidiary

Twelve Months Ended December 31, 2010 and 2009

Generation and Purchased Power Statistics

			Increase (Decrease)
	2010	2009	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	4,925,313	4,848,800	76,513	1.6%
Four Corners	650,236	744,858	(94,622)	(12.7%)
Gas plants	2,890,110	2,385,632	504,478	21.1%

Total generation	8,465,659	7,979,290	486,369	6.1%
Purchased power	2,420,869	2,745,500	(324,631)	(11.8%)

Total available energy	10,886,528	10,724,790	161,738	1.5%
Line losses and Company use	575,986	552,192	23,794	4.3%

Total	10,310,542	10,172,598	137,944	1.4%

Palo Verde capacity factor	90.4%	88.9%	1.5%
Four Corners capacity factor	72.1%	86.0%	(13.9%)

El Paso Electric Company and Subsidiary

Financial Statistics

At December 31, 2010 and 2009

(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2010	2009

Cash and temporary investments	$79,184	$91,790

Common stock equity	$810,375	$722,729
Long-term debt, net of current portion	849,745	739,697
Financing obligations, net of current portion	—	65,278

Total capitalization	$1,660,120	$1,527,704

Current portion of long-term debt and financing obligations	$4,704	$41,720

Number of shares - end of period	42,571,065	43,924,872

Book value per common share	$19.04	$16.45

Common equity ratio	48.7%	46.1%
Debt ratio	51.3%	53.9%